UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2026
WEAVE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40998	26-3302902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 W Powell Way Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (385) 331-4164
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WEAV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as described below) pursuant to the Agreement and Plan of Merger, dated August 18, 2026 (the “Merger Agreement”), by and among Weave Communications, Inc., a Delaware corporation (the “Company”), Willow Parent, LLC, a Delaware limited liability company (“Parent”), and Willow Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).
On October 26, 2026 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Francisco Partners Management, L.P. (“Francisco Partners”).
Item 1.01. Entry into a Material Definitive Agreement.
The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
New Credit Agreement
On the Closing Date, the Company, as borrower, entered into that certain Credit Agreement, dated as of October 26, 2026 (the “Credit Agreement”), by and among the Company, Merger Sub, as initial borrower, Parent, as a guarantor, Hercules Capital, Inc., as the administrative agent and the collateral agent, and each lender from time to time party thereto, which provides for an initial term loan facility in an aggregate principal amount of $190,000,000, an initial delayed draw term loan facility in an aggregate principal amount of $25,000,000 and a revolving credit facility of $25,000,000. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of the borrowers and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default, and other provisions that are customary for facilities comparative thereto.
Item 1.02. Termination of a Material Definitive Agreement.
The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.
Termination of Existing Credit Facility
In connection with entering into the Credit Agreement described in Item 1.01 of this Current Report on Form 8-K, the Company’s existing revolving line of credit (the “Existing Credit Facility”) under that certain Second Amended and Restated Loan and Security Agreement, dated as of April 9, 2020, by and among First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)), the Company, and Weave Communications Canada, Inc., as amended, was repaid in full, including all amounts owed thereunder, and terminated effective as of the Closing Date.
Termination of Cooperation Agreement
Effective as of the Closing Date, the Company and Engine Capital L.P. and certain of its affiliates (collectively, “Engine Capital”), and 2717 Partners LP and certain of its affiliates (collectively, “2717 Partners”) mutually agreed to terminate that certain Cooperation Agreement, dated as of March 28, 2026, by and among the parties thereto (the “Cooperation Agreement”).
Pursuant to the Cooperation Agreement, effective March 28, 2026, the Company agreed to (i) increase the size of its board of directors (the “Board”) by two directorships to consist of a total of ten directors, (ii) appoint H. Edward Robson II (“Mr. Robson”) and Ryan Dubin (“Mr. Dubin”) to the Board, effective immediately, each as a Class III director, with an initial term expiring at the Company’s 2027 annual meeting of stockholders, and (iii) as promptly as practicable, commence a search for an independent director and use its reasonable best efforts to appoint at least one suitable candidate within six months following the date of the Cooperation Agreement (the “Additional Independent Director”), and appoint the Additional Independent Director to the Board as a Class II director, with an initial term expiring at the Company’s 2029 annual meeting of stockholders, promptly following identification of the Additional Independent Director. The Company further agreed that the Board’s size will be no greater than ten members without the written consent of Engine Capital and 2717 Partners from the conclusion of the Company’s 2026 annual meeting of stockholders, which was held on June 10, 2026, until the Termination Date (as defined in the Cooperation Agreement).
As a result of its termination, the Cooperation Agreement is of no further force or effect, and all rights and obligations of the Company, Engine Capital and 2717 Partners thereunder have been terminated.
The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2026, which is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.
On the Closing Date, Parent completed the acquisition of the Company through the Merger. Pursuant to the Merger Agreement, at the time the Merger became effective (the “Effective Time”), each share of the Company’s common stock, par value $0.00001 per share (“Company Common Stock”), issued and outstanding as of immediately prior to the Effective Time (other than shares owned by the Company as treasury shares, owned by any subsidiary of the Company, held by Parent or Merger Sub or any of their wholly owned subsidiaries or held by stockholders of the Company who were entitled to exercise, and properly exercised and did not withdraw, appraisal rights and otherwise complied in all respects with the provisions of Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) ceased to be outstanding, was automatically canceled and was automatically converted into the right to receive $7.40 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes.
In addition, pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, the Company, Parent, Merger Sub or any other party:
(a)each Company stock option granted under the Company’s equity compensation plans (each, a “Company Option”) that was outstanding and vested under its terms as of immediately prior to the Effective Time (each, a “Vested Company Option”) and that was then unexercised was automatically cancelled and converted into the right to receive, subject to applicable tax withholding, cash in an amount, without interest, equal to the product of (i) the total number of shares of Company Common Stock subject to such Vested Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock applicable to such Vested Company Option. Notwithstanding anything to the contrary, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, the Company, Parent, Merger Sub or any other party, each Vested Company Option that was then outstanding and unexercised and that had an exercise price per share of Company Common Stock that was equal to or greater than the Merger Consideration was cancelled for no consideration;
(b)each Company Option that was outstanding and not vested under its terms as of immediately prior to the Effective Time (each, an “Unvested Company Option”) and that was then unexercised was automatically cancelled and converted into, and now represents, the opportunity to receive, subject to applicable tax withholding, an amount in cash, without interest, with respect to each share of Company Common Stock underlying such Unvested Company Option, equal to the Merger Consideration less the exercise price per share of Company Common Stock applicable to such Unvested Company Option. The payment of cash in exchange for Unvested Company Options held by a continuing employee will be subject to the same vesting arrangements that were applicable to such Unvested Company Options immediately prior to or at the Effective Time (including, without limitation, any applicable acceleration and continued employment provisions). Therefore, cash otherwise payable in exchange for the Unvested Company Options issued and outstanding immediately prior to the Effective Time was not automatically payable by Parent or the Company at the Effective Time, and will instead become payable by the surviving corporation of the Merger on the date that such Unvested Company Options would have become vested under the vesting terms in place for such Unvested Company Options immediately prior to or at the Effective Time. Notwithstanding anything to the contrary, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, the Company, Parent, Merger Sub or any other party, each Unvested Company Option that was then outstanding and unexercised and that had an exercise price per share of Company Common Stock that was equal to or greater than the Merger Consideration or was held by a person other than a continuing employee was, in each case, automatically cancelled for no consideration;
(c)each Company restricted stock unit granted under the Company’s equity compensation plans (each, a “Company RSU”) that was outstanding and vested under its terms as of immediately prior to the Effective Time (each, a “Vested Company RSU”) and that was then outstanding and unsettled was automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration, subject to applicable tax withholding;
(d)each Company RSU that was outstanding and not vested under its terms as of immediately prior to the Effective Time (each, an “Unvested Company RSU”) and that was then outstanding was automatically cancelled and converted into, and now represents, the opportunity to receive, subject to applicable tax withholding, an amount in cash, without interest, with respect to each share of Company Common Stock underlying such Unvested Company RSU, equal to the Merger Consideration. The payment of cash in exchange for Unvested Company RSUs held by a continuing employee will be subject to the same vesting arrangements that were applicable to such Unvested Company RSUs immediately prior to or at the Effective Time (including, without limitation, any applicable acceleration and continued employment provisions). Therefore, cash otherwise payable in exchange for the Unvested Company RSUs issued and outstanding immediately prior to the Effective Time was not automatically payable by Parent or the Company at the Effective Time, and will instead become payable by the surviving corporation of the Merger on the date that such Unvested Company RSUs would have become payable under the vesting and settlement terms in place for such Unvested Company RSUs immediately prior to or at the Effective Time. Notwithstanding anything to the contrary, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, the Company, Parent, Merger Sub or any other party, each Unvested Company RSU that was then outstanding and that was held by a person other than a continuing employee was automatically cancelled for no consideration; and
(e)each Company RSU that was outstanding as of immediately prior to the Effective Time and subject in whole or in part to performance-based vesting (each, a “Company PSU”) as a Vested Company RSU or Unvested Company RSU, as applicable, was automatically cancelled and converted as described in the preceding clauses (c) and (d), respectively.
The total amount of Merger Consideration payable to the stockholders of the Company in connection with the Merger was approximately $597.46 million. The funds used by Parent to consummate the Merger and complete the related transactions were sourced from a combination of (i) equity contributions from Francisco Partners VII, L.P., Francisco Partners VII-A, L.P., Francisco Partners VII-B, L.P. and Francisco Partners VII-C, L.P., investment funds affiliated with Francisco Partners, (ii) proceeds received in connection with the Credit Agreement and (iii) the available cash balance of the Company.
The foregoing description of the Merger and the Merger Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 19, 2026, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “New Credit Agreement” is incorporated by reference into this Item 2.03.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.
On the Closing Date, the Company notified the New York Stock Exchange (“NYSE”) of the consummation of the Merger and requested that NYSE file with the SEC a notification of removal from listing and registration on Form 25 (the “Form 25”) to delist and deregister the Company Common Stock, which traded under the symbol “WEAV,” under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 25, the Company intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of the Company Common Stock under Section 12(g) of the Exchange Act and to suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. Trading of the Company Common Stock on NYSE was suspended prior to the opening of trading on the Closing Date.
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth in the Introductory Note and under Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.
At the Effective Time, each holder of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company, other than the right to receive the Merger Consideration as set forth in the Merger Agreement.
Item 5.01. Changes in Control of Registrant.
The information set forth in the Introductory Note and under Item 2.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.
As a result of the Merger, at the Effective Time, a change in control of the Company occurred, and the Company became a direct, wholly owned subsidiary of Parent.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.
In connection with the consummation of the Merger, certain of the Company’s directors as of immediately prior to the Effective Time—being Ryan Dubin, Stuart C. Harvey Jr., Adrian McDermott, Tyler Newton, H. Edward Robson II, George P. Scanlon, David Silverman and Debora Tomlin—resigned from his or her respective position as a member of the Board, and any committee thereof, effective as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, Brett White and Jason Christiansen became the directors of the surviving corporation of the Merger.
At the Effective Time, the officers of the Company as of immediately prior to the Effective Time became the officers of the surviving corporation of the Merger, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.
Pursuant to the Merger Agreement, at the Effective Time, (i) the Company’s certificate of incorporation as in effect immediately prior to the Effective Time was amended and restated in its entirety in the form attached as Exhibit A to the Merger Agreement (the “Certificate of Incorporation”) and (ii) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, became the by-laws of the Company, except that references to the name of Merger Sub were replaced by references to the name of the Company (the “By-Laws”).
Copies of the Certificate of Incorporation and the By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 8.01. Other Events.
On October 26, 2026, the Company and Parent issued a joint press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated August 18, 2026, by and among Weave Communications, Inc., Willow Parent, LLC and Willow Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 19, 2026)*

3.1	Fifth Amended and Restated Certificate of Incorporation of Weave Communications, Inc.

3.2	First Amended and Restated By-Laws of Weave Communications, Inc.

10.1
Cooperation Agreement, dated March 28, 2026, among Weave Communications, Inc. and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 30, 2026)

99.1	Press Release, Dated October 26, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEAVE COMMUNICATIONS, INC.

Date:	October 26, 2026

By:	/s/ Tyler Waltman

Name:	Tyler Waltman
Title:	General Counsel